EXHIBIT 21

Mentor Graphics Subsidiaries

List of Subsidiaries of the Company

0-In Design Automation

0-In Design Automation K.K.

Accelerated Technology (PVTD) Ltd.

Accelerated Technology Sarl

Anacad Electrical Engineering Ltd.

Descon Management GmbH

First Earth, Limited

Harness Software Limited

HSL Holdings Limited

IKOS Systems Limited

Ikos Systems, Inc.

Innoveda GmbH

Innoveda Korean Holdings, Inc.

Innoveda Limited

Mentor Design Systems Pte. Ltd.

Mentor Graphics (Asia) Pte Ltd

Mentor Graphics (Canada) Limited

Mentor Graphics Denmark, Filial af Mentor Graphics (Ireland) Limited

Mentor Graphics Denmark, Filial af Mentor Graphics (Scandinavia) AB, Sverige

Mentor Graphics (Deutschland) GmbH

Mentor Graphics (Egypt)

Mentor Graphics (Espana) SL

Mentor Graphics (Finland) Oy

Mentor Graphics (France) Sarl

Mentor Graphics (France) Sede Italiania

Mentor Graphics (Holdings) Limited

Mentor Graphics (Hong Kong) Limited

Mentor Graphics (Hungary)

Mentor Graphics (India) Private Ltd.

Mentor Graphics (Ireland) Limited

Mentor Graphics Scandinavia AB, Danish Branch

Mentor Graphics (Ireland), Austria Branch

Mentor Graphics (Ireland), Finnish Branch

Mentor Graphics (Ireland), French Branch

Mentor Graphics (Ireland), German Branch

Mentor Graphics Ireland Limited, fillal Sweden

Mentor Graphics (Ireland), Taiwan Branch

Mentor Graphics (Ireland), UK Branch

Mentor Graphics (Israel) Limited

Mentor Graphics (Japan) Co. Ltd.

Mentor Graphics (Netherlands Antilles) N.V.

Mentor Graphics (Netherlands) B.V.

Mentor Graphics (NOIDA) Pvt. Ltd.

Mentor Graphics (Scandinavia) AB

Mentor Graphics (Schweiz) AG

Mentor Graphics (Taiwan) Limited

Mentor Graphics (UK) Limited

Mentor Graphics Development Services Limited

Mentor Graphics Development (Ireland) Ltd

Mentor Graphics Ltd Bermuda

Mentor Graphics Polska

Mentor Graphics Sales and Services

Mentor Graphics Shanghai Electronic Technology Co.

Mentor Korea Company, Limited

Meta Systems SARL

Microtec Israel

Project Technology Inc

Silicon Complier BV

Systolic Technology Limited

Veribest International Ltd. UK

VeSys Ltd.

Moscow Branch Office of Mentor Graphics Development Services Limited